UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013 (December 5, 2013)

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)
(901) 522-9300
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2013, the Board of Directors of MRI Interventions, Inc. (the “Company”) approved and adopted the 2013 Non-Employee Director Equity Incentive Plan (the “2013 Director Plan”). Non-employee director stock options granted in accordance with the terms of the Company’s Non-Employee Director Compensation Plan will be awarded under the 2013 Director Plan, to the extent of the shares that are subject to the 2013 Director Plan.

A summary of the 2013 Director Plan is set forth below:

Eligibility. Awards under the 2013 Director Plan may be granted only to non-employee directors of the Company.

Administration, Amendment and Termination. The Compensation Committee will have the power and authority to administer the 2013 Director Plan. The Compensation Committee will have the authority to interpret the terms and intent of the 2013 Director Plan, and to make all determinations necessary or advisable for the administration of the 2013 Director Plan. The Compensation Committee may amend, suspend or terminate the 2013 Director Plan at any time with respect to any shares of common stock as to which awards have not been made.

Awards. Awards under the 2013 Director Plan may be made in the form of: options; stock appreciation rights; stock awards; restricted share units; or other stock-based awards granted under the 2013 Director Plan; whether singly, in combination, or in tandem.

Shares Subject to the 2013 Director Plan. The aggregate number of shares of the Company’s common stock that may be issued initially pursuant to awards under the 2013 Director Plan is 570,000 shares. Shares issued under the 2013 Director Plan may be authorized but unissued shares or treasury shares. Any shares covered by an award, or portion of an award, granted under the 2013 Director Plan that is forfeited or canceled, expires or is settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the plan.

Adjustment of Shares Subject to the 2013 Director Plan. In the event of certain changes in our capitalization, the Compensation Committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Change of Control. Upon the occurrence of a change of control, the Compensation Committee may:

●	accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award under the 2013 Director Plan;

●	cancel such awards for fair value (as determined by the Compensation Committee);

●

provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2013 Director Plan, as determined by the Compensation Committee; or

●

provide that for a period of at least 10 days prior to the change of control, option awards will be exercisable as to all shares of common stock subject thereto and that upon the occurrence of the change of control, such awards will terminate and be of no further force or effect.

The foregoing is only a summary of the 2013 Director Plan and is qualified in its entirety by the full text of the 2013 Director Plan, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	MRI Interventions, Inc. 2013 Non-Employee Director Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

Date: December 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	MRI Interventions, Inc. 2013 Non-Employee Director Equity Incentive Plan